Exhibit 99.1

News Release
Investor Contact: Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com Media Contact: Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com	Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Second Quarter Results

•	Revenue of $2.4 billion for the quarter, down 10% sequentially and 39% year-over-year

•	GAAP net loss per share of $2.08 for the quarter, includes $1.18 per share of adjusting items

•	Cash flows from operating activities were $3.6 billion for the quarter

•	Bond purchases of $1 billion face value and share repurchases of $500 million during the quarter

HOUSTON, Texas (July 28, 2016) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the second quarter of 2016.
“Our second quarter results reflect the actions we have taken to strengthen our business in light of the difficult conditions our industry faces. During the quarter, we made significant progress in our plan to reduce costs, optimize our capital structure, and build on our strength as a product innovator that solves customers’ toughest challenges through leading technology,” said Martin Craighead, Baker Hughes Chairman and Chief Executive Officer.
“After we outlined our path forward in early May, we took swift and decisive measures to improve our financial and competitive performance. We simplified our organizational structure to closely align with our commercial strategy and fortified our core operations, while laying the groundwork to develop a broader range of sales channels for our products. We took steps to right-size our asset base and implemented cost reductions that put us on track to achieve our $500 million annualized savings target by year end. We also are well down the path in our plan to optimize our capital structure. During the quarter, we completed debt purchases of $1 billion, repurchased shares of $500 million—one-third of our announced buyback program, and refinanced our $2.5 billion credit facility. I am extremely pleased with our progress and, while we have more work ahead of us, the Baker Hughes team is focused on execution and delivering on our commitments to customers and shareholders.
“In the midst of these structural changes, and while we are facing an extremely tough market environment, I am encouraged to see that our second quarter revenue declined only 10% sequentially despite a 19% drop in the global rig count. The decrease in revenue is driven primarily by a continued steep decline in activity and pricing pressure, mainly in the Eastern Hemisphere. Operational losses for the quarter increased sequentially as a result of inventory write-downs, provisions for doubtful accounts—primarily in Ecuador, and valuation allowances on indirect taxes. Cash flows from operating activities for the quarter were $3.6 billion, largely as a result of collecting the merger termination fee.

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Baker Hughes Announces Second Quarter Results

“In the second half of 2016, excluding the seasonality in Canada, we do not expect activity in North America to meaningfully increase, as our customer community requires a more sustained oil price improvement before committing to any material increase in spending. On the other hand, activity internationally is expected to continue to decline in most countries, with a steeper decline in markets with higher lifting costs. As a consequence of this outlook, we expect pricing to remain challenging. Margins across all of our segments are expected to improve sequentially as we begin to see the full benefit of the restructuring actions taken this quarter.
“Although we expect the market dynamics to remain challenging near term, the structural changes we implemented this quarter have created a stronger foundation for delivering on our strategy. We have made significant progress in a short amount of time, and we remain focused on accelerating our momentum. We are more confident than ever that we have the right people, technology, and commercial strategy, and we remain steadfast in our efforts to increase returns through a disciplined approach to capital investment.”
2016 Second Quarter Results
Revenue for the quarter was $2.4 billion, a decrease of $262 million, or 10% sequentially. Compared to the same quarter last year, revenue is down $1.6 billion, or 39%. Revenue for the quarter continued to be impacted by activity declines in the market and increasing pricing pressures.
On a GAAP basis, net loss attributable to Baker Hughes for the second quarter was $911 million, or $2.08 per diluted share, compared to $981 million, or $2.22 per diluted share, in the first quarter of 2016. The second quarter includes charges related to goodwill impairment, asset impairments, restructuring, and inventory, almost entirely offset by the merger termination fee paid to the Company by Halliburton as a result of the termination of the Merger Agreement on April 30, 2016.
Adjusted net loss (a non-GAAP measure) for the quarter was $392 million, or $0.90 per diluted share. Adjusted net loss excludes adjustments totaling $519 million after-tax ($1.18 per diluted share), which are net of the ($3.5) billion merger termination fee. A complete list of the adjusting items and associated reconciliation has been provided in Table 1a.
Adjusted EBITDA (a non-GAAP measure) was ($150) million for the quarter, a decline of $258 million, or 239% sequentially, and down $609 million, or 133% compared to the second quarter of 2015. In addition to the decline from activity and pricing, adjusted EBITDA was negatively impacted by $166 million of provisions for doubtful accounts primarily in Ecuador—a $119 million sequential increase—and $45 million related to valuation allowances on indirect taxes.
Cash flows provided by operating activities were $3.6 billion for the quarter, an increase of $3.7 billion sequentially and $3.0 billion year-over-year. Free cash flow (a non-GAAP measure) for the quarter was $3.6 billion, an increase of $3.7 billion sequentially and $3.2 billion year-over-year. These increases are driven primarily by Halliburton’s payment of  the $3.5 billion termination fee.
For the quarter, capital expenditures were $70 million, a decrease of $16 million, or 19% sequentially, and down $188 million, or 73% compared to the second quarter of 2015. The reduction in capital expenditures is attributable to reduced activity levels and our continued focus on capital discipline. Depreciation and amortization expense for the quarter was $305 million, a decline of $49 million, or 14% sequentially, and down $129 million, or 30% compared to the same quarter last year. The decline in depreciation and amortization expense is primarily driven by asset impairments.
Corporate costs were $29 million, compared to $32 million in the prior quarter and $42 million in the second quarter of 2015. The year-over-year reduction in corporate costs is mainly due to workforce reductions and lower spending.

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Baker Hughes Announces Second Quarter Results

Income tax expense was $152 million for the quarter, an effective tax rate of (20%) compared to (59.8%) in the first quarter of 2016. As a result of geographic mix of earnings/losses, including the merger termination fee, goodwill impairment, asset impairment and restructuring charges, and other discrete tax items, our tax rate has been, and will continue to be, volatile until the market stabilizes.
North America
North America revenue of $668 million for the quarter decreased 18% sequentially. The decline was driven primarily by a steep drop in U.S. onshore activity and the seasonal decline in Canada as the rig count dropped an additional 35% compared to the prior quarter average. Revenue also was impacted by share reductions in onshore pressure pumping driven by efforts to reduce losses related to unsustainable pricing conditions. Although revenue in the region was impacted by price erosion, the company believes there are indications that pricing has reached bottom in many basins.
Operating loss before tax for the second quarter was $311 million, an $86 million increase compared to the prior quarter. The increase was driven primarily by the sharp reduction in revenue and $209 million in inventory adjustments. The increase was partially offset by the reversal of a $51 million loss on a firm purchase commitment recorded in the prior quarter, and initial savings from the restructuring efforts, including lower depreciation and amortization from impairments.
Adjusted operating loss before tax (a non-GAAP measure), which excludes the inventory adjustments and the reversal of the loss on the firm purchase commitment, was $153 million for the second quarter, a $21 million improvement compared to the prior quarter.
Latin America
Latin America revenue of $235 million declined 15% sequentially against the backdrop of an 18% rig count reduction. The decline in revenue was driven mainly by activity reductions in offshore Mexico and reduced revenue in Ecuador, where the company substantially decreased activity with a local customer until outstanding collections are resolved.
Operating loss before tax for the second quarter was $243 million, an increase of $177 million compared to the prior quarter. The increase was driven by $88 million of additional provisions for doubtful accounts, mostly related to reserving all outstanding receivables associated with the customer in Ecuador, and $88 million of inventory adjustments.
Adjusted operating loss before tax (a non-GAAP measure), which excludes the inventory adjustments, was $155 million for the second quarter, an $89 million increase compared to the prior quarter.
Europe/Africa/Russia Caspian
Europe/Africa/Russia Caspian revenue of $581 million for the quarter decreased 5% sequentially, primarily as a result of reduced activity and price deterioration in North Africa, Nigeria, the United Kingdom, and Angola, as customers reduced spending on higher-cost projects. Conversely, revenue sequentially was favorably impacted by foreign exchange rates, particularly for the Russian Ruble and European currencies, and increased activity in Norway.
Operating loss before tax for the second quarter was $257 million, an increase of $238 million compared to the prior quarter. Beyond the impact from activity and pricing, the increase was driven by $152 million of inventory adjustments, $38 million of valuation allowances on indirect taxes in Africa, and $14 million in additional provisions for doubtful accounts.

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Adjusted operating loss before tax (a non-GAAP measure), which excludes the inventory adjustments, was $105 million for the second quarter, an $86 million increase compared to the prior quarter.
Middle East/Asia Pacific
Middle East/Asia Pacific revenue of $651 million for the quarter declined 9% sequentially. The reduction in revenue was driven primarily by reduced activity in Asia Pacific, especially in Australia where the rig count dropped 46% sequentially. Revenue also was negatively impacted by unfavorable pricing across the region.
Operating loss before tax for the second quarter was $142 million, a decline in profitability of $191 million compared to operating profit before tax of $49 million in the prior quarter. In addition to the impact of reduced activity and price deterioration, the sequential change was a result of $125 million of inventory adjustments and $11 million of additional provisions for doubtful accounts and valuation allowances on indirect taxes.
Adjusted operating loss before tax (a non-GAAP measure), which excludes the inventory adjustments, was $17 million for the second quarter, a reduction in profitability of $66 million compared to adjusted operating profit before tax of $49 million in the prior quarter.
Industrial Services
Industrial Services revenue of $273 million for the quarter increased 11% sequentially. The increase in revenue was mainly a result of the seasonal rise in activity in the pipeline inspection and maintenance business.
Operating loss before tax for the second quarter was $43 million, an increase of $39 million compared to the prior quarter. The increase was driven by $47 million of inventory adjustments and $7 million of provisions for doubtful accounts. These losses were partially offset by increased profits from the seasonal increase in activity.
Adjusted operating profit before tax (a non-GAAP measure), which excludes the inventory adjustments, was $4 million, an improvement of $8 million compared to adjusted operating loss before tax of $4 million in the prior quarter.
___________________________________________________________________________________________
Please see Table 1a and 1b for a reconciliation of GAAP to non-GAAP financial measures. A reconciliation of net income (loss) attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental segment financial information for revenue, adjusted operating profit (loss) before tax (a non-GAAP measure), and adjusted operating profit before tax margin is provided in Table 5a and 5b. Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets.

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Consolidated Condensed Statements of Income (Loss)1

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2016	2015	2016
Revenue	$2,408	$3,968	$2,670
Costs and expenses:
Cost of revenue	3,112	3,584	2,658
Research and engineering	99	118	102
Marketing, general and administrative	222	264	207
Impairment and restructuring charges	1,126	76	160
Goodwill impairment	1,841	—	—
Merger and related costs	78	83	102
Merger termination fee	(3,500)	—	—
Litigation settlements	—	(13)	—
Total costs and expenses	2,978	4,112	3,229
Operating loss	(570)	(144)	(559)
Loss on early extinguishment of debt	(142)	—	—
Interest expense, net	(48)	(53)	(55)
Loss before income taxes	(760)	(197)	(614)
Income taxes	(152)	7	(367)
Net loss	(912)	(190)	(981)
Net loss attributable to noncontrolling interests	1	2	—
Net loss attributable to Baker Hughes	$(911)	$(188)	$(981)

Basic and diluted loss per share attributable to Baker Hughes	$(2.08)	$(0.43)	$(2.22)

Weighted average shares outstanding, basic and diluted	438	438	442

Depreciation and amortization expense	$305	$434	$354
Capital expenditures	$70	$258	$86

1
Beginning in 2016, all merger and related costs are presented in a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs were reclassified to conform to the current year presentation.

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Income (Loss)1

	Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015
Revenue	$5,078	$8,562
Costs and expenses:
Cost of revenue	5,770	7,926
Research and engineering	201	256
Marketing, general and administrative	429	551
Impairment and restructuring charges	1,286	649
Goodwill impairment	1,841	—
Merger and related costs	180	111
Merger termination fee	(3,500)	—
Litigation settlements	—	(13)
Total costs and expenses	6,207	9,480
Operating loss	(1,129)	(918)
Loss on early extinguishment of debt	(142)	—
Interest expense, net	(103)	(107)
Loss before income taxes	(1,374)	(1,025)
Income taxes	(519)	242
Net loss	(1,893)	(783)
Net loss attributable to noncontrolling interests	1	6
Net loss attributable to Baker Hughes	$(1,892)	$(777)

Basic and diluted loss per share attributable to Baker Hughes	$(4.30)	$(1.77)

Weighted average shares outstanding, basic and diluted	440	438

Depreciation and amortization expense	$659	$894
Capital expenditures	$156	$573

1
Beginning in 2016, all merger and related costs are presented in a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs were reclassified to conform to the current year presentation.

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Consolidated Condensed Balance Sheets

	June 30,	December 31,
(In millions)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$3,910	$2,324
Accounts receivable - less allowance for doubtful accounts (2016 - $573, 2015 - $383)	2,262	3,217
Inventories, net	1,992	2,917
Other current assets	1,235	810
Total current assets	9,399	9,268
Property, plant and equipment, net	5,229	6,693
Goodwill	4,233	6,070
Intangible assets, net	439	583
Other assets	1,019	1,466
Total assets	$20,319	$24,080
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,023	$1,409
Short-term debt and current portion of long-term debt	139	151
Accrued employee compensation	460	690
Other accrued liabilities	716	525
Total current liabilities	2,338	2,775
Long-term debt	2,887	3,890
Deferred income taxes and other tax liabilities	352	252
Long-term liabilities	776	781
Equity	13,966	16,382
Total liabilities and equity	$20,319	$24,080

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Consolidated Condensed Statements of Cash Flows

	Six Months Ended June 30,
(In millions)	2016	2015
Cash flows from operating activities:
Net loss	$(1,893)	$(783)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	659	894
Impairment of assets	1,055	265
Goodwill impairment	1,841	—
Other noncash items	1,159	(66)
Other, primarily working capital	657	527
Net cash flows provided by operating activities	3,478	837
Cash flows from investing activities:
Expenditures for capital assets	(156)	(573)
Proceeds from disposal of assets	139	171
Proceeds from maturities of investment securities	204	—
Purchases of investment securities	(276)	—
Other	—	(11)
Net cash flows used in investing activities	(89)	(413)
Cash flows from financing activities:
Net repayments of short-term debt and other borrowings	(36)	(64)
Repayment of long-term debt	(1,135)	—
Repurchase of common stock	(500)	—
Dividends	(148)	(148)
Other	14	25
Net cash flows used in financing activities	(1,805)	(187)
Effect of foreign exchange rate changes on cash and cash equivalents	2	(4)
Increase in cash and cash equivalents	1,586	233
Cash and cash equivalents, beginning of period	2,324	1,740
Cash and cash equivalents, end of period	$3,910	$1,973

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Table 1a: Reconciliation of GAAP and Non-GAAP Net Loss
The following table reconciles net loss attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net loss1 (a non-GAAP financial measure). Adjusted net loss excludes identified items with respect to 2015 and 2016 as disclosed below:

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2016	2015	2016
Net loss attributable to Baker Hughes (GAAP)	$(911)	$(188)	$(981)
Identified item:
Impairment and restructuring charges[2]	1,126	76	160
Goodwill impairment[3]	1,841	—	—
Merger and related costs[4]	78	83	102
Merger termination fee[5]	(3,500)	—	—
Inventory adjustments[6]	621	23	—
Loss on early extinguishment of debt[7]	142	—	—
Loss on firm purchase commitment[8]	(51)	—	51
Litigation settlements[9]	—	(13)	—
Total identified items	257	169	313
Income taxes on identified items[10]	262	(43)	(33)
Identified items, net of income taxes	519	126	280
Adjusted net loss (non-GAAP)[1]	$(392)	$(62)	$(701)

Basic and diluted loss per share attributable to Baker Hughes (GAAP)	$(2.08)	$(0.43)	$(2.22)
Adjusted basic and diluted loss per share attributable to Baker Hughes (non-GAAP)	$(0.90)	$(0.14)	$(1.58)

1
Adjusted net loss is a non-GAAP measure comprised of net loss attributable to Baker Hughes, excluding the impact of certain identified items. The Company believes that adjusted net loss is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net loss as a measure of the performance of the Company’s operations.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3	Goodwill impairment in two of the operating segments: North America for $1,530 million before-tax and Industrial Services for $311 million before and after-tax.
4
Merger and related costs recorded in all presented periods included amounts under our retention programs and obligations for minimum incentive compensation, which based on meeting eligibility criteria, have been treated as merger and related expenses.

5	Merger termination fee paid by Halliburton on May 4, 2016, representing the termination fee required to be paid pursuant to the Merger Agreement.
6	Inventory adjustments include costs to write off and dispose of certain excess inventory.
7	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
8
Loss on firm purchase commitment recorded in North America during the first quarter of 2016. In the second quarter of 2016, we reached a settlement with the third party and subsequently reversed this accrual.

9	The amount of claims made under a settlement agreement were less than expected.
10	Represents the tax effect of the aggregate identified items, generally based on statutory tax rates, offset by valuation allowances and the benefits of certain tax credits

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Table 1b: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net cash flows provided by operating activities, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to free cash flow (a non-GAAP financial measure). Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets. Management is providing this measure because it believes that such measure is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of liquidity. Free cash flow does not represent the residual cash flow available for discretionary expenditures.

	Three Months Ended
	June 30,		March 31,
(In millions)	2016	2015	2016
Cash flows from operating activities:
Net loss	$(912)	$(190)	$(981)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	305	434	354
Impairment of assets	937	25	118
Goodwill impairment	1,841	—	—
Other noncash items	755	(162)	404
Other, primarily working capital	651	474	6
Net cash flows provided by (used in) operating activities (GAAP)	3,577	581	(99)

Expenditures for capital assets	(70)	(258)	(86)
Proceeds from disposal of assets	57	90	82
Free cash flow (Non-GAAP)	$3,564	$413	$(103)

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Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA1

	Three Months Ended
	June 30,		March 31,
(In millions)	2016	2015	2016
Net loss attributable to Baker Hughes	$(911)	$(188)	$(981)
Net loss attributable to noncontrolling interests	(1)	(2)	—
Income taxes	152	(7)	367
Loss before income taxes	(760)	(197)	(614)
Interest expense, net	48	53	55
Loss before interest and taxes (EBIT)	(712)	(144)	(559)
Depreciation and amortization expense	305	434	354
(Loss) earnings before interest, taxes, depreciation and amortization (EBITDA)	(407)	290	(205)
Adjustments to EBITDA:
Impairment and restructuring charges[2]	1,126	76	160
Goodwill impairment[3]	1,841	—	—
Merger and related costs[4]	78	83	102
Merger termination fee[5]	(3,500)	—	—
Inventory adjustments[6]	621	23	—
Loss on early extinguishment of debt[7]	142	—	—
Loss on firm purchase commitment[8]	(51)	—	51
Litigation settlements[9]	—	(13)	—
Adjusted EBITDA	$(150)	$459	$108

	Six Months Ended
	June 30,
(In millions)	2016	2015
Net loss attributable to Baker Hughes	$(1,892)	$(777)
Net loss attributable to noncontrolling interests	(1)	(6)
Income taxes	519	(242)
Loss before income taxes	(1,374)	(1,025)
Interest expense, net	103	107
Loss before interest and taxes (EBIT)	(1,271)	(918)
Depreciation and amortization expense	659	894
Loss before interest, taxes, depreciation and amortization (EBITDA)	(612)	(24)
Adjustments to EBITDA:
Impairment and restructuring charges[2]	1,286	649
Goodwill impairment[3]	1,841	—
Merger and related costs[4]	180	111
Merger termination fee[5]	(3,500)	—
Inventory adjustments[6]	621	194
Loss on early extinguishment of debt[7]	142	—
Litigation settlements[9]	—	(13)
Adjusted EBITDA	$(42)	$917

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1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3	Goodwill impairment in two of the operating segments: North America for $1,530 million before-tax and Industrial Services for $311 million before and after-tax.
4
Merger and related costs recorded in all presented periods included amounts under our retention programs and obligations for minimum incentive compensation, which based on meeting eligibility criteria, have been treated as merger and related expenses.

5	Merger termination fee paid by Halliburton on May 4, 2016, representing the termination fee required to be paid pursuant to the Merger Agreement.
6	Inventory adjustments include costs to write off and dispose of certain excess inventory.
7	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
8
Loss on firm purchase commitment recorded in North America during the first quarter of 2016. In the second quarter of 2016, we reached a settlement with the third party and subsequently reversed this accrual.

9	The amount of claims made under a settlement agreement were less than expected.

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Table 3a: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Three Months Ended
	June 30,		March 31,
(In millions)	2016	2015	2016
Segment Revenue
North America	$668	$1,498	$819
Latin America	235	439	277
Europe/Africa/Russia Caspian	581	869	611
Middle East/Asia Pacific	651	856	718
Industrial Services	273	306	245
Total Operations	$2,408	$3,968	$2,670
Operating Profit (Loss) Before Tax[2]
North America	$(311)	$(150)	$(225)
Latin America	(243)	45	(66)
Europe/Africa/Russia Caspian	(257)	57	(19)
Middle East/Asia Pacific	(142)	60	49
Industrial Services	(43)	32	(4)
Total Operations	(996)	44	(265)
Corporate and Other Profit (Loss) Before Tax
Corporate[2]	(29)	(42)	(32)
Loss on early extinguishment of debt	(142)	—	—
Interest expense, net	(48)	(53)	(55)
Impairment and restructuring charges	(1,126)	(76)	(160)
Goodwill impairment	(1,841)	—	—
Merger and related costs[2]	(78)	(83)	(102)
Merger termination fee	3,500	—	—
Litigation settlements	—	13	—
Corporate, net interest and other	236	(241)	(349)
Loss Before Income Tax	$(760)	$(197)	$(614)
Operating Profit Before Tax Margin[1,2]
North America	(46.6%)	(10.0%)	(27.5%)
Latin America	(103.4%)	10.3%	(23.8%)
Europe/Africa/Russia Caspian	(44.2%)	6.6%	(3.1%)
Middle East/Asia Pacific	(21.8%)	7.0%	6.8%
Industrial Services	(15.8%)	10.5%	(1.6%)
Total Operations	(41.4%)	1.1%	(9.9%)

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Table 3b: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Six Months Ended June 30,
(In millions)	2016	2015
Segment Revenue
North America	$1,487	$3,504
Latin America	512	932
Europe/Africa/Russia Caspian	1,192	1,764
Middle East/Asia Pacific	1,369	1,772
Industrial Services	518	590
Total Operations	$5,078	$8,562
Operating Profit (Loss) Before Tax[2]
North America	$(536)	$(359)
Latin America	(309)	78
Europe/Africa/Russia Caspian	(276)	37
Middle East/Asia Pacific	(93)	122
Industrial Services	(47)	42
Total Operations	(1,261)	(80)
Corporate and Other Profit (Loss) Before Tax
Corporate[2]	(61)	(91)
Loss on early extinguishment of debt	(142)	—
Interest expense, net	(103)	(107)
Impairment and restructuring charges	(1,286)	(649)
Goodwill impairment	(1,841)	—
Merger and related costs[2]	(180)	(111)
Merger termination fee	3,500	—
Litigation settlements	—	13
Corporate, net interest and other	(113)	(945)
Loss Before Income Tax	$(1,374)	$(1,025)
Operating Profit Before Tax Margin[1,2]
North America	(36.0)%	(10.2)%
Latin America	(60.4)%	8.4%
Europe/Africa/Russia Caspian	(23.2)%	2.1%
Middle East/Asia Pacific	(6.8)%	6.9%
Industrial Services	(9.1)%	7.1%
Total Operations	(24.8)%	(0.9)%

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Table 4: Adjustments to Segment Operating Profit (Loss) Before Tax

	Three Months Ended
	June 30,		March 31,
(In millions)	2016[2,3]	2015[2]	2016[3]
Adjustments to Operating Profit (Loss) Before Tax
North America	$158	$23	$51
Latin America	88	—	—
Europe/Africa/Russia Caspian	152	—	—
Middle East/Asia Pacific	125	—	—
Industrial Services	47	—	—
Total Operations	$570	$23	$51

	Six Months Ended June 30,
(In millions)	2016[2]	2015[2]
Adjustments to Operating Profit (Loss) Before Tax
North America	$209	$182
Latin America	88	12
Europe/Africa/Russia Caspian	152	—
Middle East/Asia Pacific	125	—
Industrial Services	47	—
Total Operations	$621	$194

1
The company believes that adjusting these identified items from the segment operating profit (loss) before tax provides investors and analysts a measure to compare companies more consistently on the basis of operating performance.

2
Inventory adjustments to write off and dispose of certain excess inventory of $621 million during the second quarter of 2016 across all the segments ($209 million in North America, $88 million in Latin America , $152 million in Europe/Africa/Russia Caspian, $125 million in Middle East / Asia Pacific, and $47 million in Industrial Services), of $23 million in the second quarter of 2015 in North America, and of $171 million during the first quarter of 2015 in North America ($159 million) and Latin America ($12 million).

3
Loss on firm purchase commitment of $51 million recorded in North America during the first quarter of 2016. In the second quarter of 2016, we reached a settlement with the third party and subsequently reversed this accrual.

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Baker Hughes Announces Second Quarter Results

Table 5a: Supplemental Segment Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Three Months Ended
	June 30,		March 31,
(In millions)	2016	2015	2016
Segment Revenue
North America	$668	$1,498	$819
Latin America	235	439	277
Europe/Africa/Russia Caspian	581	869	611
Middle East/Asia Pacific	651	856	718
Industrial Services	273	306	245
Total Operations	$2,408	$3,968	$2,670
Adjusted Operating Profit (Loss) Before Tax[1,2]
North America	$(153)	$(127)	$(174)
Latin America	(155)	45	(66)
Europe/Africa/Russia Caspian	(105)	57	(19)
Middle East/Asia Pacific	(17)	60	49
Industrial Services	4	32	(4)
Total Operations	$(426)	$67	$(214)
Adjusted Operating Profit Before Tax Margin[1,2]
North America	(22.9%)	(8.5%)	(21.2%)
Latin America	(66.0%)	10.3%	(23.8%)
Europe/Africa/Russia Caspian	(18.1%)	6.6%	(3.1%)
Middle East/Asia Pacific	(2.6%)	7.0%	6.8%
Industrial Services	1.5%	10.5%	(1.6%)
Total Operations	(17.7%)	1.7%	(8.0%)

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as profit (loss) before income tax less interest expense and identified items as shown on Table 1a. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Second Quarter Results

Table 5b: Supplemental Segment Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Six Months Ended June 30,
(In millions)	2016	2015
Segment Revenue
North America	$1,487	$3,504
Latin America	512	932
Europe/Africa/Russia Caspian	1,192	1,764
Middle East/Asia Pacific	1,369	1,772
Industrial Services	518	590
Total Operations	$5,078	$8,562
Adjusted Operating Profit (Loss) Before Tax[1,2]
North America	$(327)	$(177)
Latin America	(221)	90
Europe/Africa/Russia Caspian	(124)	37
Middle East/Asia Pacific	32	122
Industrial Services	—	42
Total Operations	$(640)	$114
Adjusted Operating Profit Before Tax Margin[1,2]
North America	(22.0)%	(5.1)%
Latin America	(43.2)%	9.7%
Europe/Africa/Russia Caspian	(10.4)%	2.1%
Middle East/Asia Pacific	2.3%	6.9%
Industrial Services	—%	7.1%
Total Operations	(12.6)%	1.3%

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as profit (loss) before income tax less interest expense and identified items as shown on Table 1a. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Second Quarter Results

Innovations to Earnings
The following section provides operational and technical highlights outlining the successes aligned to our strategy.
Efficient Well Construction
Baker Hughes helps major North Sea operator reduce well construction time. Following the award of a major integrated drilling and well services contract by a North Sea operator in 2015, Baker Hughes began drilling two months ahead of schedule in March of this year. By the end of June, Baker Hughes had drilled and completed the first three wells in record time.
Baker Hughes wins significant five-year, 700-well drilling contract in Kuwait. The contract includes the company’s directional drilling services, logging-while-drilling services, measurement-while-drilling services, and associated services. The contract also includes provisions for a one-year extension.
Baker Hughes wins three-year drill bits consignment contract in India. Baker Hughes will provide Kymera™ hybrid drill bits, Talon™ polycrystalline diamond compact drill bits, and Vanguard™ tricone roller cone drill bits on consignment to a large operator for 12 assets across the country.
Baker Hughes achieves milestone AutoTrak™ V vertical rotary steerable system run in challenging gas field in Oman. Baker Hughes reliably controlled deviations while drilling a 12 ¼-in. vertical section using its AutoTrak™ V vertical rotary steerable system (RSS), improving operations and reducing costs for the operator. The section was completed in one run with 442 circulating hours, a new milestone for the system. Based on the successful, cost-efficient run, Baker Hughes has become the vertical RSS provider of choice. The operator also selected Baker Hughes to conduct a drilling optimization study for a major gas field, including six horizontal gas wells to be drilled using Baker Hughes’ integrated drilling services.
Baker Hughes wins major coiled tubing contract in the North Sea. Baker Hughes was awarded a substantial five-year coiled tubing contract, which includes nitrogen pumping, acid placement, chemical treatments, and other related services, for a major North Sea operator. Operations are expected to commence in August 2016.
Baker Hughes wins multi-year completions contracts in Southeast Asia. Baker Hughes secured a three-year contract representing a 40% share of the Pan Malaysia completions contract in Southeast Asia. Additionally, in Thailand, Baker Hughes was awarded a three-year contract for its Mono-Trip CemenThru™ completions system. The awards were based on flawless execution and differentiating technology applied in previous operations.
Baker Hughes wins completions services contract in Kazakhstan. The significant five-year contract includes 40 new wells and up to 25 workover-associated remedial operations. The win displaces competitors and establishes Baker Hughes as the leader in a prominent segment in the East Caspian region.
Optimizing Well Production and Increasing Ultimate Recovery
Baker Hughes wins two-year intelligent production systems contract for ultradeepwater project in Brazil. A major operator has awarded Baker Hughes a contract for 36 intelligent production systems (IPS). The award solidifies the company’s leadership in IPS, which is key to developing ultradeepwater fields and maintaining production targets.

Baker Hughes secures artificial lift systems contracts and achieves double-digit share gains in the Canadian SAGD market. Baker Hughes was awarded a three-year contract for 80% of the electrical submersible pumping (ESP) systems for two SAGD projects and a second contract for 200 ESP systems to be delivered in 2016 for two additional projects. This is on the heels of a three-year contract win in the first quarter of 2016 for 70% of the ESP systems required

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Baker Hughes Announces Second Quarter Results

for a third customer’s project. Operators chose Baker Hughes based on superior customer service, flawless field execution, and continual technology innovations.
Baker Hughes wins three-year contract for strategic artificial lift progressing cavity pump (PCP) systems in Oman. Baker Hughes will supply 90 PCPs to an operator in Oman. The win expands Baker Hughes’ footprint in the country and demonstrates the strength of its artificial lift technologies.
Baker Hughes wins deepwater production chemicals contracts. The operator of a deepwater asset in offshore Malaysia awarded Baker Hughes a contract for the supply of water injection chemicals and related services. Baker Hughes will provide X-CIDE™ biocides, oxygen scavengers, calcium nitrate, antifoamers, scale inhibitors, and other related chemicals and equipment as required. Additionally, the company was awarded a contract for the supply of corrosion inhibitors for three deepwater fields offshore Angola. Baker Hughes received the contract after the recommended CRONOX™ corrosion inhibitors were ranked #1 for technical performance among several other competitive products.

Baker Hughes wins production chemicals and services contract for North American enhanced oil recovery (EOR) project. Baker Hughes was awarded a three-year contract to supply production chemicals and related services to a field undergoing EOR in North America. The in-depth chemical offering will include the company’s CRONOX™ corrosion inhibitors, scale inhibitors, biocides, asphaltene inhibitors and dispersants, cleaning agents for surface treatment, and TRETOLITE™ fluids separation technologies.

Baker Hughes wins major process and pipeline services contracts for Australia’s Ichthys field. The company was awarded multiple contracts to provide pipeline pre-commissioning and nitrogen leak-testing services for a significant natural gas project in Australia. Located 220 kilometers offshore Western Australia, Ichthys is one of the region’s largest hydrocarbon discoveries. Operations have commenced for the company and are expected to continue through 2017.

Major operator extends chemicals contract with Baker Hughes in North America. Baker Hughes was awarded a five-year extension for its process chemicals, water treatment, and finished fuel treatment applications at a refinery in North America. The operator cited the company’s commitment to seek and deliver value as the primary driver for awarding the business.
________________________________________________________________________________________
Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Thursday, July 28, 2016, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. The conference call will broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company’s website at:www.bakerhughes.com/investor. An archived version of the webcast will be available on the website through the end of September, 2016.

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Baker Hughes Announces Second Quarter Results

Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2015; Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly period ended March 31, 2016; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:
Restructuring activities - the ability to successfully implement and adjust the restructuring activities and achieve their intended results.
Economic and political conditions - the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans, coupled with their liquidity constraints; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions. In addition, market conditions, such as the trading prices for our stock, as well as the terms of any stock purchase plans may impact stock repurchases.  At our discretion, we may engage in or discontinue stock repurchases at any time.
Impact of Britain’s vote to leave the European Union - Their vote in late June 2016 to leave the European Union could impact our local operations in the United Kingdom as well as the global economy with the British Pound falling to a 31-year low and corresponding strength  in the US Dollar, resulting in lower demand and lower prices for oil.

Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.

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Baker Hughes Announces Second Quarter Results

Price, market share, contract terms, and customer payments - our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources - our ability to manage the costs, availability, distribution and/or delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions - the potential for litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 36,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.